Exhibit  99(d)
AMENDMENT NO. 2 TO RIGHTS AGREEMENT
     AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of January 18, 2007 (this “Amendment”), to the Rights Agreement, dated as of February 1, 1999, as amended on May 11, 2005 (the “Rights Agreement”), by and between Delphi Corporation, formerly known as Delphi Automotive Systems Corporation (the “Company”) and The Bank of New York, as successor in interest to EquiServe Trust Company, N.A., as successor in interest to BankBoston, N.A., as Rights Agent (the “Rights Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Rights Agreement.
     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement dated as of February 1, 1999, as amended on May 11, 2005;
     WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section 26; and
     WHEREAS, the Company has determined to amend the Rights Agreement to provide that none of A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Appaloosa”), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated under in the Cayman Islands (“Harbinger”), Dolce Investments, LLC (“Cerberus”), a limited liability company formed under the laws of the State of Delaware, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, a Delaware corporation (“Merrill”) and UBS Securities LLC, a Delaware limited liability company (“UBS”) (such parties and/or their respective affiliates, as applicable, collectively, the “Investors”) will be deemed to be an “Acquiring Person” under the Rights Agreement, and to further amend the Rights Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and the Rights Agent hereby amend the Rights Agreement as follows:
     Section 1. The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is hereby modified and amended to add the following before the last sentence of Section 1(a):
     “Notwithstanding anything to the contrary in this Agreement, none of A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware (“Appaloosa”), Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated under in the Cayman Islands (“Harbinger”), Dolce Investments, LLC (“Cerberus”), a limited liability company formed under the laws of the State of Delaware, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, a Delaware corporation (“Merrill”) and UBS Securities LLC, a Delaware limited liability company (“UBS”) (such parties and/or their respective affiliates, as applicable, collectively, the “Investors”) or any ultimate purchaser or related purchasers in accordance with the ECPA, shall be deemed to be an “Acquiring Person” solely as a result of (i) entering into the Plan Framework Support Agreement (the “PFSA”), attached hereto as Annex A, as it may be amended from time to time, or consummating the transactions contemplated thereby, (ii) entering into the Equity Purchase and Commitment Agreement (the “EPCA”), as it may be amended from time to time, or consummating the transactions contemplated thereby, (iii) entering into additional agreements (including, without limitation, any agreement to resell any shares of Delphi Corporation purchased pursuant to the EPCA to any ultimate purchaser or related parties in accordance with the EPCA or to otherwise cause such entities to acquire such shares in accordance with the ECPA) reflecting the transactions contemplated by the PFSA, the EPCA and the Summary of Terms of Preferred Stock (the “Term Sheet”), as they may be amended from time to time, and consummating the transactions contemplated thereby, or (iv) any agreement, arrangement or understanding among any of the Investors or among one or more Investors and Delphi Corporation or its subsidiaries in furtherance of or pursuant to the PFSA, the EPCA or the Term Sheet, as they may be amended from time to time, and the transactions contemplated thereby (each of (i), (ii), (iii) and (iv) being a “Permitted Event”).”
     Section 2. The Rights Agreement is hereby amended and supplemented by adding the following sentence to the end of Section 1(i) of the Rights Agreement: “Notwithstanding anything in this Rights Agreement to the contrary, a “Distribution Date” shall not occur or be deemed to occur as a result of any Permitted Event.”
     Section 3. The Rights Agreement is hereby amended and supplemented by adding the following sentence to the end of Section 1(x) of the Rights Agreement: “Notwithstanding anything in this Rights Agreement to the contrary, a “Stock Acquisition Date” shall not occur or be deemed to occur as a result of any Permitted Event.”
     Section 4. Exhibit B to the Rights Agreement, being the form of Rights Certificate, is hereby amended and supplemented by inserting in the fifth line of the first paragraph following the words “as amended as of May 11, 2005” the words “, as further amended as of January 18, 2007”.
     Section 5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
     Section 6. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.
[Signature page follows]

     IN WITNESS WHEREOF, the Company and the Rights Agent as of the day and year first written above have duly executed this Amendment.

DELPHI CORPORATION

By:	/s/ JOHN D. SHEEHAN

Name: John D. Sheehan
Title: Vice President and Chief Restructuring Officer

THE BANK OF NEW YORK

By:	/s/ MARGARET LLOYD

Name: Margaret Lloyd
Title: Assistant Vice President

3